UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 3, 2012

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2012, Exar Corporation (the “Company”) terminated the employment of Frank Marazita, the Company’s Senior Vice President of Worldwide Operations and Reliability & Quality Assurance, effective April 28, 2012. As of April 3, 2012, Mr. Marazita will no longer hold the position of Senior Vice President of Worldwide Operations and Reliability & Quality Assurance, however, his employment with the Company is expected to continue until April 28, 2012.

In connection with his termination, the Company entered into a separation agreement with Mr. Marazita (the “Agreement”). The Agreement provides, among other things, that, subject to the terms and conditions of the Agreement and Mr. Marazita’s compliance therewith, Mr. Marazita will receive $80,000 as a severance payment, paid as a lump sum, and payment of three months of COBRA premiums. Also, the Agreement provides for a full and general release by Mr. Marazita in favor of the Company and Mr. Marazita’s agreement to certain confidentiality, non-solicitation and non-disparagement obligations. The foregoing summary of the Agreement is qualified in its entirety by the provisions of the Agreement, which the Company intends to file with its Annual Report on Form 10-K for the year ending April 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2012

EXAR CORPORATION

By:	/s/ Kevin Bauer
Kevin Bauer Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)